EXHIBIT 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership (the “Company”), each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to his / her knowledge, on the date hereof:
     (a) the Form 10-Q of the Company for the quarterly period ended March 31, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 9, 2006

/s/ Richard D. Kincaid
Richard D. Kincaid
President and Chief Executive Officer of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership

Date: May 9, 2006

/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership